HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

January 20, 2005

To the Shareholders of Hickok Incorporated:

The Company will hold its Annual Meeting of Shareholders at 10:00 a.m., EST., Wednesday, February 23, 2005 at BRATENAHL PLACE, 1 Bratenahl Place, Bratenahl, Ohio 44108.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Janet H. Slade Janet H. Slade Chairman of the Board	/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON JANUARY 20, 2005

The Annual Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at BRATENAHL PLACE, 1 Bratenahl Place, Bratenahl, Ohio, on Wednesday, February 23, 2005 at 10:00 a.m., EST., for the following purposes:
1. To fix the number of Directors at eight and elect seven Directors; and
2. To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record, as of the close of business on January 3, 2005, will be entitled to receive notice of and to vote at this meeting.

By Order of the Board of Directors. /s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

January 20, 2005

IMPORTANT

Please fill in and sign the enclosed Proxy and return it in the accompanying envelope regardless of whether you expect to attend the Annual Meeting or not. If you attend the Annual Meeting you may vote your shares in person, even though you have previously signed and returned your Proxy.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on January 20, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company")  to be used at the Annual Meeting of Shareholders of the Company to be held on February 23, 2005, and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Annual Meeting of Shareholders (the "Notice")  which accompanies this Proxy Statement.

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that, unless otherwise provided in the Proxy, a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by giving notice to the Company in writing or in open meeting.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to fix the number of Directors at eight and for the election of the nominees listed in the Proxy and for the other proposals set forth in the Notice of Annual Meeting.

VOTING RIGHTS

At the close of business on January 3, 2005, the Company had 756,399 shares of Class A Common Stock, $1.00 par value ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were 454,866 shares of Class B Common Stock, $1.00 par value ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of January 3, 2005 shall be entitled to one vote for each share held by them. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held by them. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President or a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that he desires the voting at such election to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the meeting or by or on behalf of the shareholder giving such notice, each shareholder shall have cumulative voting rights in the election of Directors, enabling him to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his votes on the same principle among two or more nominees, as he sees fit. Only shareholders of record at the close of business on January 3, 2005 are entitled to notice of and to vote at this meeting.

At the Annual Meeting, in accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

All additional questions and matters brought before the Annual Meeting will be, unless otherwise provided by the Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PRINCIPAL OWNERSHIP

The shareholders named in the following table include each executive officer named in the Executive Compensation tables below and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of January 3, 2005. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on January 3, 2005.

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, $1.00 par value, Class A and B	Janet H. Slade (2) 5862 Briar Hill Drive Solon, Ohio 44139	11,843 Class A (3) 105,762 Class B	1.6% 23.3%
	Gretchen L. Hickok (2) 3445 Park East, Apt. A203 Solon, Ohio 44139	3,834 Class A 115,056 Class B	* 25.3%
	Patricia H. Alpin (2) 7404 Camale Drive Pensacola, Florida 32504	4,994 Class A 118,042 Class B	* 25.9%
	Thomas F. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	16,800 Class A (4)	2.2%
	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	76,911 Class A (5) 116,006 Class B (6)	9.7% 25.5%
	Koonce Securities, Inc. 6550 Rock Spring Drive Bethesda, Maryland 20817	181,639 Class A (7)	24.0%
	All Directors and Executive Officers as a group (9 persons)	160,454 Class A (8) 221,768 Class B	18.6% 48.8%
* Less than one percent

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power in respect of such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) Includes 10,000 Class A Common Shares which Ms. Slade, as a Director, has the right to acquire upon the exercise of immediately exercisable options.

(4) Includes 16,000 Class A Common Shares which Mr. Bauman, as a Named Executive Officer, has the right to acquire upon the exercise of immediately exercisable options.

(5) Excludes 2,720 Class A Common Shares registered in the name of Mr. Bauman’s children, with respect to which Mr. Bauman disclaims any beneficial interest. Includes an aggregate of 34,500 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 42,411 shares held by the Susan F. Bauman Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(6) The ownership of 116,006 shares held by the Robert L. Bauman Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(7) Based on a Schedule 13G/A dated February 27, 2004 filed with the Securities and Exchange Commission.

(8) Includes 107,500 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable options.

ELECTION OF DIRECTORS

The number of Directors of the Company is presently fixed at eight. The term of office of each Director expires annually. The individuals elected to the office of Director at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected.

The Board of Directors recommends that the number of Directors be fixed at eight, that seven of such directorships be filled by the vote of the shareholders at the Annual Meeting, and that the seven nominees hereinafter named be elected. Due to the time required to arrange for suitable candidates to replace members of the Board of Directors who have retired in recent years, the Board of Directors recommends the election of one less Director than the number fixed by the shareholders. The Board of Directors believes that the election of one less director than authorized will provide the Board with flexibility during the year to appoint an additional member to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of  nominees elected to the Board of Directors. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

Name and Age	Business Experience (1)	Year in which first elected Director	Common Shares (2) beneficially owned as of January 3, 2005	Percent of class beneficially owned

Robert L. Bauman Age: 64	President and Chief Executive Officer of the Company since July, 1993; Chairman of the Company from July, 1993 to May, 2001	1980	76,911 (5) Class A 116,006 Class B	9.7% 25.5%
T. Harold Hudson Age: 65	President, AAPRA Associates, LLC, (con- sulting firm) since June, 1999; Senior Vice President of Engineering and Design of Six Flags Theme Parks, Inc. for five years prior to June, 1999	1992	11,500 (3) Class A	1.5%
James T. Martin Age: 73	Consultant, self employed, since Septem- ber, 1997; President and Chief Executive Officer, Meaden & Moore, Ltd. (regional, Cleveland based CPA firm) for five years prior to September, 1997	1999	5,400 (4) Class A	*
Michael L. Miller Age: 63	Retired Partner of Calfee, Halter & Griswold LLP, the Company’s Legal Counsel. Mr. Miller became a Partner of the firm in January, 1972	1992	15,000 (3) Class A	2.0%
James Moreland Age: 73	Retired, since June, 1994; Senior Engi- neering Executive, Rockwell International, for five years prior to June, 1994	2000	4,000 (4) Class A	*
Hugh S. Seaholm Age: 53	President and Chief Executive Officer, Universal Metal Products, Inc. (custom metal stamping manufacturer) since Janu- ary, 1987	2002	1,000 (7) Class A	*
Janet H. Slade Age: 61	Chairman of the Company since May, 2001; Private Investor for five years prior to May, 2001	1992	11,843 (3) Class A 105,762 Class B	1.6% 23.3%
* Less than one percent

(1) Unless otherwise indicated, the principal occupation shown for each of the Company’s Directors has been the principal occupation of such person for at least the past five years.

(2) Class A Common Shares are indicated by "Class A"; Class B Common Shares are indicated by "Class B".

(3) Includes 10,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(4) Includes 4,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(5) Excludes 2,720 Class A Shares registered in the name of Mr. Bauman's children, with respect to which Mr. Bauman disclaims any beneficial interest. Includes an aggregate of 34,500 Class A Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 42,411 shares held by the Susan F. Bauman Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(6) The ownership of 116,006 shares held by the Robert L. Bauman Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(7) Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than ten percent of the Company’s Class A Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during the fiscal year ending September 30, 2004 all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH MANAGEMENT

During fiscal years 2003 and 2004, no transactions occurred or were proposed that are required to be disclosed pursuant to Item 404 of Regulation S-B under the Securities Act of 1934.

INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. In addition, an Ad Hoc Committee was formed at the December 2003 Board meeting. Set forth below is the membership of the various committees with the number of meetings held during the fiscal year ended September 30, 2004 in parentheses:

Audit Committee (1) T. Harold Hudson James T. Martin Hugh S. Seaholm	Compensation Committee (1) James T. Martin James Moreland	Ad Hoc Committee (1) Robert L. Bauman James T. Martin Michael L. Miller

The Audit Committee reviews the activities of the Company’s independent auditors and various Company policies and practices. The Compensation Committee determines and reviews overall compensation matters affecting senior managers and officers, including the granting of stock options. The Ad Hoc Committee was established to explore possible going private transactions.

The Board of Directors does not have a nominating committee or committee performing similar functions because the Company believes that as a small business issuer, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. Further, the Company is not required under NASDAQ rules to have a separate nominating committee. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because historically the Company has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors held four meetings during the fiscal year ended September 30, 2004. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served.

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any of the Directors c/o Janet Slade, Hickok Incorporated, 10514 Dupont Avenue, Cleveland, Ohio 44108. All shareholder communications will be compiled by Janet Slade and submitted to the Board or the individual Directors on a periodic basis.

All of the Board members attended the 2004 Annual Meeting of Shareholders.

For the fiscal year ended September 30, 2004,  Directors who are not also employees of the Company received an annual fee of $1,500 and a fee of $1,500 for each Board and Committee meeting attended for the year. Janet Slade, Chairman of the Board, received an annual fee of $8,600 and a fee of $8,600 for each Board meeting attended for the year.  Directors who are also employees of the Company receive a fee of $50 for each Board meeting attended and receive no compensation for any committee meetings attended.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reports to the Board and is responsible for overseeing the Company’s accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under the current National Association of Securities Dealers corporate governance standards. The Audit Committee’s activities are governed by a written charter adopted by the Board on May 23, 2000.

The Audit Committee of the Board of Directors (the "Audit Committee") has reviewed and discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of the financial statements, the quality and adequacy of the Company’s internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC.

The Audit Committee of The Board of Directors
James T. Martin, Chairman
T. Harold Hudson
Hugh S. Seaholm

During the fiscal year ended September 30, 2004, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

Audit Fees:  The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2004 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for the fiscal year ended September 30, 2004 were $65,500.

Financial Information Systems Design and Implementation Fees:  There were no fees billed by Meaden & Moore, Ltd. for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2004.

Other Fees:  The aggregate fees billed by Meaden & Moore, Ltd. for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended September 30, 2004 were $33,600. The aggregate fees included in this category relate to tax services and planning, pension plan audits, assistance with corporate development activities and other audit and accounting services.

The Audit Committee has determined that the rendering of the non-audit services by Meaden & Moore, Ltd. is compatible with maintaining the auditor's independence.

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid to, as well as the number of stock option awards granted to the Company’s executive officers whose salary and bonus exceeded $100,000 during each of the last three fiscal years (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Securities Underlying Options
Robert L. Bauman, President & Chief Executive Officer	2004 2003 2002	$243,500 $240,000 $207,083	$133,152 0 0	0 (2) 0 (2) 10,000 (2)
Thomas F. Bauman, Senior Vice President, Sales and Marketing (3)	2004 2003 2002	$137,000 $135,531 $127,819	$20,000 0 0	0 (2) 0 (2) 6,000 (2)
The Named Executive Officers did not receive personal benefits or perquisites during the last fiscal year in excess of the lesser of $50,000 or 10% of their aggregate salary and bonus.

(1) Represents bonuses earned from the plans described in the section "Profit Sharing Plans" below. Figures for fiscal year 2004 represent bonus distributions that accrued in fiscal year 2004 and were actually paid in fiscal year 2005.

(2) Represents options to purchase shares of Class A Common Stock.

(3) Appointed an executive officer in 2000.

2004 Option Grants

During fiscal year ended September 30, 2004 there were no stock options granted to the Named Executive Officers listed in the Summary Compensation Table on page 11.

The following table reflects the fact that the Company granted no stock options to the Named Executive Officers during the fiscal year ended September 30, 2004.

Name	Number of Securities Underlying Options	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%

Robert L. Bauman	-0-	0.0%	$0.00	-	$ 0	$ 0
Thomas F. Bauman	-0-	0.0%	$0.00	-	$ 0	$ 0

2004 Option Exercises and Year-End Value Table

The following table sets forth stock option information for the individuals named in the Summary Compensation Table. The value of the “in-the-money” options refers to options having an exercise price which is less than the market price of the Company’s stock on September 30, 2004.

			Number of Unexercised Options at September 30, 2004		Value of (1) Unexercised In- the-Money Options at September 30, 2004
Name	Shares Acquired on Exercise	Value Realized	Exercis- able	Unexer- cisable	Exercis- able	Unexer- cisable

Robert L. Bauman	- 0 -	- 0 -	34,500	- 0 -	$ 29,875	- 0 -
Thomas F. Bauman	- 0 -	- 0 -	16,000	- 0 -	$ 20,400	- 0 -

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2004 with respect to compensation plans (including individual compensation arrangements) under which Common Stock of the Company is authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	158,333	$7.11	62,200

Equity compensation plans not approved by security holders	-	-	-

Total	158,333		62,200

STOCK PERFORMANCE GRAPH

The following data compares the value of $100 invested on October 1, 1999 in the Company’s Class A Common Shares, the Nasdaq Composite Index, and the Nasdaq Industrial Index. The Nasdaq Composite Index represents a broad market group in which the Company participates, and the Nasdaq Industrial Index was chosen as having a representative peer group of companies. The total return includes reinvestment of dividends. The comparisons in this graph are not intended to forecast, or be indicative of, possible future performance.

The above graph was prepared using the following data:

SEPTEMBER 30	1999	2000	2001	2002	2003	2004

HICKOK	$ 100	$ 60	$ 33	$ 61	$ 53	$ 69

NASDAQ COMPOSITE	100	134	55	43	65	69

NASDAQ INDUSTRIAL	100	127	67	58	86	99

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors reviews the Company’s existing and proposed executive compensation plans and makes determinations concerning such plans and the awards to be made thereunder. The current members of the Committee are James T. Martin and James Moreland, each of whom are non-employee Directors of the Company.

Compensation Philosophy

The Committee believes that, in order to attract, retain and offer appropriate incentives to its key executives, compensation levels of individuals should be comparable to similarly situated companies. The Committee reviews available information concerning compensation levels at firms that are generally comparable in terms of industry, size and geography. Certain of these companies may be part of the indices set forth in the Stock Performance Graph contained elsewhere in this Proxy Statement. In addition, prior year corporate earnings, internal earnings projections for future years, value to the Company for future requirements, and leadership qualities are factors in determining compensation levels for key executives.  The Committee also makes a determination as to the overall success of the Company in achieving strategic goals and the contribution of each individual employee to that process. Additionally, the Committee makes recommendations to the full Board as to compensation methods such as special bonus and stock option programs and the philosophy for distribution of any related incentives.

In 1993 Congress adopted Section 162 (m) of the Internal Revenue Code which limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162 (m). The Committee does not expect the deductibility of any compensation paid to its employees to be affected by Section 162 (m).

Fiscal 2004 Compensation Decisions

Base salaries for each of the Company's officers, other than Robert L. Bauman, for fiscal 2004 were established by the Committee based on recommendations by Robert L. Bauman. Generally these base salaries were increased as a result of the Committee's review of comparable companies and its anticipation of the Company's results for fiscal 2004 and each individual's particular contribution. No options to purchase Class A Common Stock were granted to employees for fiscal 2004. The Committee, based on recommendations by Robert L. Bauman for all employees except himself, established bonuses for fiscal 2004 for the Company’s officers, key employees, and all other employees.

Robert L. Bauman’s base salary and bonus participation were determined based on the Committee’s assessment of his performance, based on the Company’s financial condition and its’ success in achieving its strategic objectives. The Committee established a portion of Mr. Bauman’s 2004 bonus and the entire Board of Directors, with Mr. Bauman abstaining, established a special 2004 bonus plan at the February 2004 meeting. Descriptions of that special plan for 2004 and the Company’s regular profit sharing plan are set forth below.

The Compensation Committee of the Board of Directors
James Moreland, Chairman
James T. Martin

Profit Sharing Plans

The Company has a formula based profit sharing bonus plan that has been in place for over 30 years. In addition the Board of Directors, with Robert L. Bauman abstaining, installed two formula based special plans for fiscal year 2004. The bonus distribution for the regular bonus plan and special 2004 bonus pool was determined by the Compensation Committee of the Board of Directors after considering such factors as the employee's influence on Company results, performance during the preceding years with emphasis on the previous year, and employee long-term anticipated contribution to corporate goals.

The regular profit sharing bonus plan for all officers and key employees provides for a fund consisting of 20% of the excess of profits, before federal taxes, after deducting 10% of the net stockholders' equity at the beginning of the fiscal year such equity to include the net amount received by the company during the fiscal year from the sale of common stock or through the exercise of common stock options.

In 2004, the Compensation Committee recommended to the Board of Directors a special bonus program designed to provide additional incentive to key employees and reward all employees for meeting Company goals. For the key employees the intent was to help retain talent necessary to maintain sales growth and to maximize the potential contribution of opportunities available to the Company particularly in 2004 but also anticipated for future years. In addition, the committee believes the awards under these plans further enhance the Committee’s compensation philosophy aligning key employee’s compensation with Company performance. The Compensation Committee anticipates that it may recommend similar plans from time to time, as conditions warrant.

The Board initiated the special 2004 bonus pool for officers and key employees equal to 20% of profits before federal taxes after subtracting the amount of the regular profit sharing plan bonus pool for all officers and key employees. The combination of bonuses awarded under the regular profit sharing bonus plan for all officers and key employees and the special bonus for all employees cannot exceed 50% of any recipient's base salary.

In addition the Board instituted a one-time special bonus pool for Robert L. Bauman in partial compensation for his self-imposed salary reduction in 2001 and in recognition of his contributions to the re-engineering of the Company for the past several years. The special bonus for Robert L. Bauman was equal to 10% of profits before federal taxes after subtracting the amount of the regular and special bonus pool for officers and key employees and could not exceed $150,000.

The Company's three formula based profit sharing bonus plans produced bonuses in the amount of $384,007. There were no bonuses distributed in 2003 and 2002.

AD HOC COMMITTEE REPORT ON GOING PRIVATE

General

The Ad Hoc Committee of the Board of Directors reviewed methods, procedures, costs and expenses associated with going private transactions, intended to allow the termination of registration of our Class A common shares under the Securities Exchange Act of 1934,  and met one time during the fiscal year. The committee recommended an odd-lot tender offer to the Board of Directors. The current members of the Committee are Robert L. Bauman, James T. Martin and Michael L. Miller.
The Ad Hoc Committee of the Board of Directors
Robert L. Bauman
James T. Martin
Michael L. Miller

 INDEPENDENT AUDITORS

The firm of Meaden & Moore, Ltd. has again been selected to act as the auditors for the Company for the current fiscal year. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative will also be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company’s Secretary at its principal executive offices not later than September 21, 2005, for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders’ proposals not included in the Proxy Statement for fiscal year ended September 30, 2005, unless the Company receives notice of such proposals prior to December 5, 2005.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-KSB, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Mr. Gregory M. Zoloty
Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio 44108

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Dated January 20, 2005